UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

February 18, 2020

Date of Report (Date of earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ally Detroit Center

500 Woodward Ave.

Floor 10, Detroit, Michigan

48226

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALLY	New York Stock Exchange
8.125% Fixed Rate/Floating Rate Trust Preferred Securities, Series 2 of GMAC Capital Trust I	ALLY PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 18, 2020, Ally Financial Inc. (Ally) entered into an Agreement and Plan of Merger (the Merger Agreement) with Wildcat Merger Sub I LLC, a Delaware limited liability company and a wholly owned subsidiary of Ally (Merger Sub I), Wildcat Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Ally (Merger Sub II), Cardholder Management Services, Inc., a New York corporation (the Company), Donald M. Berman, in his individual capacity and as grantor of the Son’s Trust and the Daughter’s Trust (as those terms are defined in the Merger Agreement), Richard Berman, in his capacity as Trustee of the Son’s Trust and the Daughter’s Trust, B2 FIE VIII LLC, PCP CW Aggregator Holdings, L.P., Reverence Card Co-Invest, L.P., and the Stockholders’ Representative (as that term is defined in the Merger Agreement). Under the Merger Agreement, Merger Sub I will merge with and into the Company, with the Company continuing as the surviving company (the Merger). Immediately following the Merger and as part of a single integrated transaction, the Company will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving company (the Subsequent Merger). Following the Subsequent Merger and pursuant to the terms of a separate merger agreement, Merrick Bank, currently a wholly owned subsidiary of CardWorks, Inc., will merge with and into Ally Bank, with Ally Bank continuing as the surviving entity (the Bank Merger). The Merger, the Subsequent Merger, and the Bank Merger are collectively referred to as the Acquisition. Mr. Berman, the Son’s Trust, the Daughter’s Trust, B2 FIE VIII LLC, PCP CW Aggregator Holdings, L.P., and Reverence Card Co-Invest, L.P. currently constitute all of the stockholders of the Company (Stockholders) and are collectively referred to as the Key Stockholders.

The Merger Agreement and the Acquisition were unanimously approved by the boards of directors of Ally and the Company and, through their execution of the Merger Agreement, the Key Stockholders. The Acquisition, which is subject to receipt of regulatory approvals and the satisfaction of other customary closing conditions, is expected to close in the third quarter of 2020. Immediately following the closing of the Acquisition, Mr. Berman—the Company’s chief executive officer and majority stockholder—will join the boards of directors of Ally and Ally Bank, will become a member of Ally’s executive management team.

Merger Consideration

As a result of the Acquisition, each share of the Company’s common stock issued and outstanding immediately before the effective time of the Merger will be converted into the right to receive either a specified amount in cash (the Cash Consideration) or a specified number of shares of Ally’s common stock (the Stock Consideration and, together with the Cash Consideration, the Merger Consideration), subject to adjustment as described in the Merger Agreement, including a collar to re-set the exchange ratio with respect to the Stock Consideration should the 20-day volume-weighted average stock price of Ally common stock immediately prior to the Final Approval Date (as defined in the Merger Agreement) exceed 120% of $32.85. Each stock appreciation right (SAR) issued by the Company and outstanding immediately before the effective time of the Merger will be converted into the right to receive cash, shares of Ally common stock, or an award of time-based restricted stock units of Ally (Substitute Award), in each case, specific to the individual holder and the exercise price of each SAR (the SAR Conversion). With respect to Substitute Awards, a portion of the Stock Consideration due to Mr. Berman equal to the number of shares of Ally common stock issuable pursuant to Substitute Awards (and any dividends or distributions paid with respect to such shares) will be held in escrow for so long as Substitute Awards remain outstanding. Such escrowed shares (and related dividends and distributions) will be released (i) to Ally in connection with the issuance of Ally common stock in satisfaction of a Substitute Award (effectively reducing the consideration paid by Ally to Mr. Berman) or (ii) to Mr. Berman in the event that a Substitute Award is cancelled, forfeited or terminated. Mr. Berman is expected to hold approximately 8.0% of the outstanding shares of Ally’s common stock in his individual capacity (assuming that all escrowed shares are delivered to Ally in connection with Substitute Awards).

Net of the adjustment above, the aggregate Cash Consideration, including cash expected to be paid in connection with the SAR Conversion, will be approximately $1.4 billion, and the aggregate Stock Consideration, including the shares of Ally common stock expected to be issued in connection with the SAR Conversion, will be approximately 39.5 million shares based on Ally’s closing stock price of $32.85 on February 14, 2020, or approximately $1.3 billion. Of the aggregate Cash Consideration including the shares of Ally common stock expected to be issued in connection with the SAR Conversion, $75 million will be held in escrow until the final reconciliation of the total consideration value, and at that time, any amount in excess of $50 million will be released to the Stockholders. The remaining amount will be held in escrow to satisfy any claims by Ally under the Merger Agreement, with amounts in excess of $25 million (net of the amount of any pending indemnity claims) to be released to the Stockholders after the first anniversary of the closing of the Acquisition and any remaining amount (net of the amount of any pending indemnity claims) to be released to the Stockholders after February 28, 2022.

Representations and Warranties; Covenants

The Merger Agreement includes customary representations, warranties, and covenants by the parties, including, among others, a covenant by the Company to use reasonable best efforts to conduct its business in the ordinary course and consistent with past practice during the time between the execution of the Merger Agreement and the closing of the Acquisition. The Company and the Key Stockholders have also agreed during that period not to directly or indirectly solicit other proposals relating to the acquisition of the Company. In addition, Mr. Berman has agreed to certain non-competition restrictions for three years after the closing of the Acquisition.

Closing Conditions; Termination

The completion of the Acquisition is subject to customary closing conditions for both parties, including receipt of specified regulatory approvals or the expiration or termination of applicable waiting periods and the absence of any order or law prohibiting the Acquisition. The obligation of each of Ally and the Company to complete the Acquisition is also conditioned on (i) its receipt of a certain tax opinion from its counsel, (ii) the truth and correctness of representations and warranties of the Company and the Key Stockholders (in the case of Ally) and Ally (in the case of the Company) (in each case, subject to certain “materiality” and “material adverse effect” qualifications set forth in the Merger Agreement), (iii) performance by the Company and the Key Stockholders (in the case of Ally) and by Ally (in the case of the Company) in all material respects of its obligations under the Merger Agreement and (iv) in the case of Ally only, the continued employment of certain key employees of the Company and the absence of any notice of intent to terminate employment by such key employee and the receipt of certain consents from contractual counterparties. The Merger Agreement also contains customary termination rights, including a right of Ally or the Company to terminate the Merger Agreement if the closing of the Acquisition does not occur by December 1, 2020, as such date may be extended pursuant to the Merger Agreement. In addition, Mr. Berman, in his personal capacity, may terminate the Merger Agreement within a specified period under certain circumstances in which the 20-day volume-weighted average stock price of Ally falls below 85% of $32.85, unless Ally elects to increase the Stock Consideration due to the Stockholders as contemplated by the Merger Agreement.

Indemnification; R&W Insurance

The Merger Agreement contains indemnification obligations of Ally and the Key Stockholders for breaches of representations, warranties and covenants and certain other specified matters, and each such party’s indemnification obligations are also subject to various limitations. In addition to indemnification provisions, the Merger Agreement provides for representation and warranty insurance, the premium for which will be shared equally by Ally and the Company.

Investor Rights Agreement

In connection with the Acquisition, Ally, Mr. Berman, PCP CW Aggregator Holdings, L.P. and the holders of SARs that will receive shares of Ally common stock in exchange for such SARs pursuant to the terms of the Merger Agreement (together, the Investors) will enter into an Investor Rights Agreement at the closing of the Acquisition. The Investor Rights Agreement will provide that Mr. Berman will be nominated to serve on the Ally board of directors for each of the three years following the Acquisition closing, subject to customary requirements. The Investor Rights Agreement will also, among other things, (i) provide that Ally will register with the Securities and Exchange Commission (the SEC) for resale the shares issued to the Investors in connection with the Acquisition within 90 days following the closing and allow the Investors to participate in other registrations of securities offerings by Ally, subject to certain limitations, and (ii) impose transfer restrictions on shares received by the Investors in connection with the Acquisition.

Cautionary Statements

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information about its terms. The Merger Agreement is not intended to modify or supplement any factual disclosures about Ally or the Company in any public reports filed or to be filed with the SEC by Ally. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations, modifications and qualifications agreed upon by the parties to the Merger Agreement (including being qualified for confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing matters of fact). Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Ally or the Company. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of Ally or the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Ally’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Merger Agreement under Item 1.01 above, including the issuance of shares of Ally common stock, is incorporated in its entirety in this Item 3.02 by reference. The issuance of such shares as Stock Consideration is a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Forward Looking Statements

This filing and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made.

Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2018, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our SEC filings). Factors that could cause actual results to differ from those included in forward-looking statements include those specifically related to our planned acquisition of the Company and our associated outlook for various financial and operating metrics, in addition to the factors described in our SEC filings, including: (1) the risk that necessary regulatory approvals may not be obtained, may be delayed, or may be obtained subject to burdensome conditions; (2) the occurrence of any other fact, event, or circumstance that could give rise to a delay in closing the Acquisition or the termination of the Merger Agreement, including—if the average price of our stock declines by a specified amount during specified time period—Mr. Berman’s exercise of his right to terminate and our decision not to correspondingly increase the stock consideration; (3) any adverse reactions or changes to customer, counterparty, regulatory, or employee relationships, including any adverse impact on our brand or reputation; (4) any adverse market reactions affecting our access to the capital markets or our investor relations generally; (5) any deterioration or weakness in economic conditions that affects households or consumers; (6) any change in the regulatory or political environment that adversely impacts the business of lending to households and consumers; (7) risks and uncertainties associated with inaccurate financial and operational assumptions, incomplete or failed due diligence, lower-than-expected performance, higher-than-expected costs, difficulties related to integration, the loss of key employees, and the diversion of management’s attention from other business activities; and (8) potential litigation in connection with the Acquisition. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Report.

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of February 18, 2020*

104	The cover page from this Current Report on Form 8-K, formatted in inline XBRL

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Dated: February 18, 2020	/s/ Jeffrey A. Belisle
Jeffrey A. Belisle
Associate General Counsel and Corporate Secretary